Exhibit 32.1

Statement of Chief Executive Officer
Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Denis A. Krusos, the Chairman of the Board and Chief Executive Officer of CopyTele, Inc., hereby certifies that:

1.
The Company's Form 10-Q/A Quarterly Report (Amendment No. 1) for the period ended April 30, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Denis A. Krusos
Denis A. Krusos
Chairman of the Board and
September 14, 2010	Chief Executive Officer